     EXHIBIT 10.11

Conditions for disbursement of the loan

The following conditions must be met before disbursement and we must approve the contents of the specified documents.

Upon disbursement of the FlexLån® offered the agreement concerning interest adjustment and term must be returned, duly signed.

The most recent accounts – 2006 and 2007 budget for the Østergade 17-19 and Østergade 15 owners’ associations – with minutes of the most recent general meeting.

Property tax assessment for 2007

Statutes of the Østergade owners’ association.

Finally registered deed without legal notes to the new owner(s). The deed must give entitlement to loans of the amount offered.

Documentation in respect of persons with signing power. This may, for example, take the form of a signature transcription, no more than 3 months old, from the Danish Commerce and Companies Agency, an I/S contract or copy of statutes and general meeting minutes.

Signed declaration concerning annual presentation of internal/annual accounts with specifications for the use of Realkredit Danmark’s credit control, which is required under the EU’s capital requirement directive.

Seniority ranking

1st mortgage:	encumbrance registered as pledge-forming	10,000 DKK
2nd mortgage	encumbrance registered as pledge-forming-index reg.	100,000 DKK
3rd mortgage	mortgage deed registered to the mortgagor	50,000 DKK
4th mortgage	New loan no. 1	14,900,000 DKK

Other loans or liabilities on the property must either be redeemed or provide for a new loan

The property covers the following land register numbers

14	Øster Kvarter, Copenhagen	owner-occupied flat	9
15	Øster Kvarter, Copenhagen	owner-occupied flat	8

Things you need to know

A fee for land register notification of DKK 175 will be charged in connection with the disbursement payment.

Please note that SKAT has changed the procedure for transferring the registration charge. For transferring the registration charge there is now a requirement for the new mortgage deed to be signed, before the “old one” can be redeemed. The other conditions in this respect continue to apply.

The time limit for disbursement of the loan is 11.03.2008.

The calculations in this offer are provisional. We shall conduct further calculations when we pay out the loan.

For most loans we can offer to freeze the rate of both the disbursement of the new loan and redemption of the old Realkredit Danmark loan. You can read about what it means to conclude a fixed rate agreement in our information leaflet entitled “Loan types and commercial conditions”. For charges see applicable charges. You are also most welcome to contact us if you want to find out more about the opportunities of concluding a fixed rate agreement.

We refer to the enclosed Terms and Conditions for Realkredit Danmark’s bond dealing and point out that these will apply to all future securities transactions in connection with the present loan offer.

FlexLån® is a non-callable loan. This means that you can normally only redeem the loan with bonds. In December before an interest adjustment you will also only be able to redeem the loan if the refinancing amount is redeemed by 30.11. In the year before an interest adjustment you have special opportunities to redeem. See the information leaflet “The FlexLån® small print”

Under FlexLån® you must sign an “Agreement concerning the loan’s interest adjustment and term”. This does not have to be registered but is still used as a basis for what we write in the registered mortgage deed.

Read about the special conditions applying to FlexLån® in the section “Information about the loan” and the information leaflet “The FlexLån® small print”.

If you later redeem the cash loan offered, you may accrue a taxable rate gain.

REALKREDIT
Danmark

Loan offer

11th September 2007

Customer:	Mortgage number
K2mediagroup A/S	1310.4746
Property:	Case number
Lille Kongensgade 16,3	03-01-1
1074 Copenhagen K
Land Reg. no. Øster Kvarter, Copenhagen, owner-occupied flat 9 (and others)

Your adviser
Realkreditkontor, Copenhagen, Bremerholm 31, 1069 Copenhagen K
Telephone 45 12 56 30

Change of ownership – Office/company, loan in DKK

				1st year’s payment		Cash interest
No.	Loan type 1)	Principal	Term 2)	before tax 3)	Repayment form4) percent 3)
1	FlexLån®	14,900,000	30 years	765,887	bullet/ann	4.5964
	F1K				4 sett. dates

Read about the price, terms and conditions on the following pages

Conditions for disbursement of the loan	page 2
Things you need to know 5)	page 2
Information about the loan	page 4
Other comments 6)	page 7
Repayment of the loan	page 8

Notes to this page

1)	FlexLån® is a cash loan. The type offered has a full interest adjustment every year.
2)	For more information about the term see the section on “Information about the loan”.
3)	1 year’s payment before tax and the cash interest percentage is estimated. See the section on “Information about the loan”.
4)	The loan changes the repayment form during the term of the loan – see the section on “Information about the loan”.
5)	Information, which we think is of particular importance for you.
6)	Information which may be important to you.

REALKREDIT
Danmark

Information about the loan

Loan principal in DKK

New loan
Principal	14,900,000
Market value	14,900,000
Costs	-258,800
Proceeds of the new loan	14,641,200

1st year’s monthly payment before tax	63,824
1st year’s monthly payment after tax	47,868
Net present value of total payments	14,868,267

The figures in the schedule are estimated. We will clarify the figures in the following section. You should be aware that the estimated proceeds may be less due to price fluctuations, for example, endorsements on advance ranking of mortgage deeds, payment of loan on guarantee and if you enter a fixed rate agreement.

The first year’s monthly payment before and after interest is calculated on an average for the period 11.09.2007 to 10.09.2008.

We have used a discount rate of 3.92% per annum in the calculation of the net present value

Information about the new loan in DKK
				Bond		Actual
No.	Loan type	Principal	Offer price	principal	Market value	int. pct.
1	FlexLån®	14,900.000	99.260	15,011,117	14,900,000	5.24

We reserve the right however to adjust the principal if the price of the bonds on the disbursement date has fallen 7 or more price points in relation to the price on the offer date.

The offer price is the bond price we used in the calculation of the new loan.

The calculations are based on the loan being disbursed on 11.09.2007. You may choose when the loan is to be paid within the disbursement period allowed.

We assume in the calculations that the interest level has not changed compared to now.

Interest adjustment profile: 100% interest adjustment every year.

The loan is basically funded from the sale of these bonds in kroner:
		Bond	Bond interest
Year	Fund code	principal	percentage	Offer price	market value	price date
2008	0927597	25,687	4.00	99.710	25,613	10.09.2007
2009	0927600	14,985,430	4.00	99.259	14,874,387	10.09.2007
Total		15,011,117		99.260	14,900,000

The interest is adjusted with effect from 01.01. in each case – for the first time on 01.01.2009. Subsequently the loan will be subject to interest adjustment every year. You can change the interest adjustment profile here if you wish. With every change in the interest adjustment profile you will be required to sign a new agreement concerning the loan’s interest adjustment and term.

If the loan is paid out after 30.11.2007, we will only sell bonds in 2009.

The offer price of 99.260 is calculated as a weighted price on the basis of the bond principals in the individual years

The prices in the individual years are 0.1 price points below the last quoted official prices for “all deals” on the Copenhagen Stock Exchange. The final prices will be adjusted in the same way when we pay out the loan.

If you have the loan paid out before 30.11.2007 it may be necessary to make a small interest adjustment on the loan on 01.01.2008. This will depend on the price of the 2-year bonds at the time of disbursement.

If the disbursement price of the 2-year bonds is over 100, we will only sell bonds in this year. This means that it will be necessary on 01.01.2008 to make a small interest adjustment on the loan. You will see the anticipated refinancing amounts in the section entitled “Repayment of the loan” in the loan offer. The interest and payment will change according to the slight interest adjustment.

If the disbursement price of the 2-year bonds is below 100, there will be no slight interest adjustment to the loan on 01.01.2008. Instead a small number of bonds will be issued during the year with relatively short terms.

The cash interest and the actual interest are calculated on the basis of the offer price and the number of bonds in the above-mentioned schedule. The cash interest, payments and bond principals change on every interest adjustment.

The cash interest is calculated on the basis of bonds with an annual creditor settlement period.

The loan’s effective interest rate after tax is 3.92% per annum.

The obligations we are to sell are non-callable bullet bonds in series 10S, Realkredit Danmark A/S

It may be necessary to pay out the loan in a different fund code than that quoted. The fund code may be in the same series or a different series from that quoted. This will depend on which fund code and series is open for disbursement. If we change the standard interest in relation to the offered rate, we will pay out the loan at the new standard interest.

The loan is repaid as a bullet loan until 31.12.2016. After that the loan will be paid back applying the annuity principle. If the loan is disbursed after 30.11.2007 the loan will however be a bullet loan until 31.12.2017. A bullet loan consists of payment of interest and premiums and an annuity loan consists of payment of repayments, interest and premiums.

The term depends on when the loan is disbursed. The loan will expire on 31.12. of the year falling 29 years after the disbursement date. If the disbursement takes place in December, the loan will however expire on 31.12 of the year falling 30 years after the disbursement date. The loan may have no more than 120 quarterly payments.

A premium of 0.5500% p.a. is payable during the loan’s term, but this must be equivalent to the minimum premium set by Realkredit Danmark at any time, currently 2,000 DKK. Reservation is made however for changes in the size and/or calculation method of the premium in accordance with the mortgage deed’s special conditions, point 2 “discharge of the loan”

All instalments must be paid by the last day of the quarter at the latest, provided that this is not a Saturday, Sunday or public holiday. If you pay too late, we will claim default interest from the due date. This is described more specifically in the mortgage deed.

We refer to the provisions of the mortgage deed, which give you information on liability, cancellation, redemption and taking over liability, etc.

REALKREDIT
Danmark

When we pay out the loan we will send details of the total payments, year by year, credit information in the principal and settlement rates for the bonds we have sold.

Costs on taking up the new loan in DKK
	Loan no. 1	Total
Brokerage 1)	14,900
Processing fee	50,000
Discount on processing fee	-33,000
Loan case fee	2,000
Total costs to us	33,900	33,900

Fixed registration fee	1,400
Variable registration fee	223,500
Total registration fees	224,900	224,900

Total costs for new loan	258,800	258,800

If you require other services from Realkredit Danmark or use different advisers for example, banks, auditors, lawyers or property brokers, you must allow for additional costs

Notes on this page
1)	Brokerage for loan no. 1 is 0.10% of the market value

Danmark

Other comments

The loan offer is based on the information we have received from you. If the information contains errors which are of significance for our valuation of the property, this may lead us to call in the loan for full or partial redemption.

If the loan is rather small, or if several new loans are combined, the premium will be changed.

We reserve the right to change the brokerage and price shaving upon interest adjustment

Otherwise we refer to “Loan types and commercial conditions”

Danmark

Loan repayment

Repayment of the loan in DKK
	Residual debt	Payment	Payment 1)	Interest &		Refinancing
	End	before tax	after tax	premium	Repayment	amount
Dec.2007	14,900,000	233,378	175,034	233,378	0	0
Mar. 2008	14,900,000	191,704	143,778	191,704	0	0
All 2008	14,900,000	766,814	575,110	766,814	0	0
2009	14,900,000	755,966	566,975	755,966	0	14,900,000
2010	14,900,000	755,966	566,975	755,966	0	14,900,000
2011	14,900,000	755,966	566,975	755,966	0	14,900,000
2012	14,900,000	755,966	566,975	755,966	0	14,900,000
2013	14,900,000	755,966	566,975	755,966	0	14,900,000
2014	14,900,000	755,966	566,975	755,966	0	14,900,000
2015	14,900,000	755,966	566,975	755,966	0	14,900,000
2016	14,900,000	755,966	566,975	755,966	0	14,900,000
2017	14,432,719	1,222,275	1,033,527	754,994	467,281	14,900,000
2018	13,943,907	1,220,067	1,037,253	731,255	488,812	14,432,719
2019	13,432,546	1,217,765	1,041,163	706,404	511,361	13,943,907
2020	12,897,620	1,215,359	1,045,251	680,432	534,927	13,432,546
2021	12,338,006	1,212,833	1,049,528	653,219	559,614	12,897,620
2022	11,752,548	1,210,248	1,054,051	624,790	585,458	12,338,006
2023	11,139,994	1,207,569	1,058,815	595,015	612,554	11,752,548
2024	10,499,091	1,204,796	1,063,822	563,893	640,903	11,139,994
2025	9,828,501	1,201,910	1,069,080	531,321	670,589	10,499,091
2026	9,126,784	1,198,941	1,074,635	497,224	701,717	9,828,501
2027	8,392,468	1,195,861	1,080,475	461,545	734,316	9,126,784
2028	7,623,984	1,192,712	1,086,655	424,227	768,485	8,392,468
2029	6,819,619	1,189,529	1,093,237	385,164	804,365	7,623,984
2030	5,977,603	1,186,312	1,100,238	344,296	842,016	6,819,619
2031	5,095,950	1,183,128	1,107,759	301,475	881,653	5,977,603
2032	4,172,593	1,180,028	1,115,861	256,671	923,357	5,095,950
2033	3,205,104	1,177,216	1,124,785	209,727	967,489	4,172,593
2034	2,190,666	1,174,985	1,134,848	160,547	1,014,438	3,205,104
2035	1,125,344	1,174,295	1,147,051	108,973	1,065,322	2,190,666
2036	0	1,180,256	1,166,528	54,912	1,125,344	1,125,344

The first payment in December 2007 is 233,378 DKK, second payment March 2008 191,704 DKK.

The amount of the first payment depends on the disbursement date.

The number of payment depends on when you drawdown the loan. However there can only be a maximum of 120 payments.

The first payment is for the period 11.09.2007 to 31.12.2007.

The calculations are based on the rate of 99.26 and an unchanged interest level during the entire loan term. The calculations apply until the next interest adjustment

Notes on this page
1)	Tax percentage used
Whole period 25.00%

REALKREDIT
Danmark

Declaration on submitting future accounts

Name:	Østergade 17-19 Aps
Business registration no:	29 93 51 06

As long as K2mediagroup A/S has a loan from Realkredit Danmark, it undertakes to remit its internal annual accounts with the associated specifications to Realkredit Danmark every year, as soon as they are ready. If K2mediagroup A/S has a decisive influence on any businesses or companies, their accounts will also be submitted.

At the time of making this declaration K2mediagroup A/S consents to Realkredit Danmark obtaining annual accounts etc. from the relevant accounting consultants, banks or auditors.

The

Signature ___________________________

Annual accounts
In the near future all credit institutions will be subject to new capital adequacy rules, according to which Realkredit Danmark must have use of annual accounts with specifications for K2mediagrup A/S every year. Accounts for companies over which K2mediagroupA/S has a decisive influence must also be submitted.

The accounts may be sent by email to kreditafdelingen-cad3@rd.dk, delivered to the customer adviser or sent to Realkredit Danmark, attn. Kreditafdelingen, Parallelvej 17, 2800 Kgs. Lyngby

REALKREDIT
Danmark

(Will not be registered)

Case number
1310.4746 -03-1 (01)

Agreement on the loan’s interest adjustment and term

FlexLån® Type F1K

Mortgage number:	1310.4746
Loan principal:	14,900,000 DKK
Property:	Lille Kongensgade 16,3

The following agreement has been concluded between the undersigned and Realkredit Danmark concerning the loan’s interest adjustment and term. The agreement is a supplement to the mortgage deed’s “special provisions” point 2 – discharge of the loan.

If there is a discrepancy between the agreement and provisions of the mortgage deed, the provisions of the agreement shall apply.

Interest adjustment

With effect from 01.01 each year the loan will be subject to interest adjustment as follows:

Interest adjustment profile: 100% interest adjustment every year

The loan will be subject to interest adjustment for the first time with effect from 01.01.2009. Subsequently the interest will be adjusted every year.

At the time of each interest adjustment the loan’s interest and payment will be adjusted in relation to the conditions arising from the sale of new bonds.

If you have the loan paid out before 30.11.2007 it may be necessary to make a small interest adjustment on the loan on 01.01.2008. This will depend on the price of the 2-year bonds at the time of disbursement.

If the disbursement price of the 2-year bonds is over 100, we will only sell bonds in this year. This means that it will be necessary on 01.01.2008 to make a small interest adjustment on the loan. You will see the anticipated refinancing amounts in the section entitled “Repayment of the loan” in the loan offer. The interest and payment will change according to the slight interest adjustment.

If the disbursement price of the 2-year bonds is below 100, there will be no slight interest adjustment to the loan on 01.01.2008. Instead a small number of bonds will be issued during the year with relatively short terms.

Term of the loan

Irrespective of the wording of the mortgage deed the term of the loan offered is 30 years, but the precise term will depend on when the loan is disbursed. The loan will expire on 31.12 of the year falling 29 years after the drawdown date. If disbursement is in December the loan will however expire on 31.12 of the year falling 30 years after the disbursement date.

Case number
1310.4746 -03-1 (01)

Amendment to the agreement

You may refinance the amount which has to be refinanced upon interest adjustment in a different way from that agreed. The agreement may only be amended in connection with an interest adjustment and this will involve you signing a new agreement. Realkredit Danmark must have the agreement by the 01.12 before the rent adjustment.

Change of ownership

In the event of change of ownership, the purchaser will become a party to this agreement as part of taking over the loan. The purchaser may change the interest adjustment profile by making a new agreement with Realkredit Danmark as described above. This cannot happen however until Realkredit Danmark has registered final acceptance of the liability.

Conditions of the mortgage deed

The conditions of the mortgage deed remain unchanged in other respects

Signed by all debtors	the

K2mediagroup A/S

This mortgage deed cannot be transferred for (?) possession
or mortgage or be the object of individual proceedings
-------------------------------------------------------------------------
Charge: DKK

Owners’ association:	Øster Kvarter, Copenhagen	File: cabinet no:
(completed by the
Land register no:	14, Øster Kvarter, Copenhagen	registration office)
Owner occupied flat no. 9, m.fl.

Street and house no.:	Lille Kongensgade 16,3	Case number:
1310.4746-03-1 (01)

Notifying party:
Name:
Address:
Tel. no.

MORTGAGE DEED
Cash loan with interest adjustment
and conditions concerning interest-only status

This mortgage deed can be used as security for loans financed by the issue of covered bonds or mortgage covered bonds

Debtors	K2mediagroup A/S
Name and domicile:	Trommesalen 5,4
1614 Copenhagen V

hereby acknowledge that they owe

Creditors
Name and domicile:	Realkredit Danmark A/S – Business registration no. 1339.9174 Lyngby-Taarbek

30-year non-callable cash loan
Reference is made to the mortgage deed’s “special provisions”

Loan amount	DKK 14,900,000

Interest and payment
conditions	4.60% annual interest, estimated provisionally. A premium of 0.5500% p.a. is also payable calculated on the residual debt, but a minimum of 2,000 DKK p.a. per loan.

Up to 31.12.2016 the payments will only consist of interest and premiums. Thereafter the loan will be discharged in full as an annuity loan, with the payments consisting of interest, premiums and repayments.

NB. The creditor must be notified of change of domicile.
In the event of delayed payment of interest and repayments the creditor may demand full redemption of the capital, see p.9, point 9a.

Case number:
1310.4746 -03-1 (01)

See also special
provisions point 2		When the loan is discharged as an annuity loan, the quarterly payment
(excluding premiums), which is also provisionally estimated, will be 1.914% of the principal.
	Payments are due:	1st March for the period 1st Jan – 31st March
11th June for the period 1st April – 30th June
1st Sep. for the period 1st June – 30th Sep.
11th Dec. for the period 1st Oct – 31st Dec.
Reference is otherwise made to the mortgage deed’s “special provisions”

Cancellation		Reference is made to the mortgage deed’s “special provisions”

The mortgaged property		14 Øster Kvarter, Copenhagen, owner-occupied flat no. 9
15 Øster Kvarter, Copenhagen, owner-occupied flat no. 8

Providing right of	DKK 10,000.00 encumbrance registered as pledge-forming
lien after:	DKK 100,000.00 encumbrance registered as pledge-forming – index reg.
DKK 50,000.00 mortgage deed registered to the mortgagor

Respected easements etc.	Those registered before 27.04.2006
(reference to the Land
Register is sufficient)

Special provisions:

1.	Lending conditions

The debtor is subject to the Creditors’ rules applying at any time, and the provisions of “Loan types and commercial conditions”, which will be distributed on application to the creditors. The conditions for disbursement and rate fixing applying at the time the loan offer is made are delivered to the debtor.

2.	Loan settlement

Until 31.12.2016 the loan is paid off as a bullet bond. Thereafter the loan will be discharged as an annuity loan. In the event of disbursement after 30.11.2007 however the loan will be paid off as a bullet bond until 31.12.2017. Until final discharge of the loan the debtor shall pay interest on and repay the debt, and also pay premiums by making cash payments in accordance with the mortgage deed, without being requested to do so.

All payments on the loan, including interest, repayments, premiums and other payments may only be made in the currency of the loan.

Payments are to be made in cash by the last appointed payment date on the last date of the settlement month, which is not a Saturday, Sunday or public holiday.

If payment is not made within the specified payment period, the loan becomes due for payment without compensation, and default interest and charges will accrue in accordance with the rules laid down by the creditors on the subject at all times.

The loan expires on 31.12 in the year falling 29 years after the loan’s disbursement. If the loan is disbursed between 01.12 and 31.12, however, the loan will not expire until 31.12. of the year falling 30 years after disbursement.

In connection with the setting of interest and in accordance with the creditors’ specific conditions, the loan term may be extended at any time so that the loan expires by 31.12 of the year falling no later than 49 years after disbursement of the loan. If the loan is disbursed between 01.12 and

31.12, however, the loan will not expire until 31.12. of the year falling 50 years after disbursement.

The loan amount is raised by sale of a selection of bonds, of which the longest running has a term of maximum 11 years. The loan is subject to interest adjustment with effect from 01.01 every year. The interest adjustment is effected in accordance with the creditors’ conditions for disbursement and rate fixing applying at any time. With every adjustment of interest the creditors issue non-callable bullet bonds with a maximum term of 11 years in one bond series, without joint and several liability. The loan’s interest and payments are established in each interest adjustment period in the light of the bond interest rate in the currency of the loan.

The interest stated in “Interest and payment conditions” is provisional. The interest and consequently the payments will be established as described above. On disbursement of the loan and on later interest adjustments, the final interest and payments will be set by the creditors. The creditors are authorised to make a note on the mortgage deed to this effect and to have this note registered.

At any time during the loan’s term the creditors may introduce brokerage and price shaving upon interest adjustment. The debtor will be advised of this in writing with at least 3 month’s notice to the next interest adjustment.

The payments also include premiums as specifically determined by the creditors.

In accordance with the aforementioned “Loan types and commercial conditions” Realkredit Danmark may at any time during the loan term change the amount and/or method of calculation of the premium both for groups of loans and for individual loans.

If the changes are to the advantage of the borrower, the changes can be made without notice. If the changes are not to the advantage of the borrower, changes for groups of loans must be justified by one or more of the circumstances stated under points A-C and individual changes must be justified by one or more of the circumstances quoted under points A-E:

A.	Realkredit Danmark changes its general pricing structure for commercial reasons, including income-related reasons,
B.	Changes in taxes and duties significantly affecting Realkredit Danmark,
C.	The changes are justified by market conditions,
D.	The payment obligation has not been met
E.	There have been changes in one or more of the following circumstances:
	-	the borrower’s creditworthiness
	-	the mortgage’s stability, negotiability and charge,
	-	the size, profitability and nature of the commitment in other respects

Changes in the premium come into effect with at least 3 months’ notice from issue of the change notification. Borrowers receive notifications concerning changes for groups of loans by announcements in the daily press or by letter. Borrowers receive notification of individual changes by letter.

The amount of the payments and premium at the time of loan disbursement will be stated in the loan information letter. The first instalment will be calculated proportionately from the disbursement date and will be due in the first settlement month falling after the disbursement date registered by the creditors.

Otherwise the payment required for full discharge is paid in the loan’s final settlement period.

3.	Due date

Irrespective of the time of normal instalment payments the loan falls due for repayment in full on 11.12 of the year in which the loan expires after the repayment period established.

The loan is irrevocable on the part of the creditors provided that the debtor meets its obligations in accordance with the rules and mortgage deed. Failing this the creditors shall be entitled to call in the loan for payment without compensation immediately. The creditors shall be able to have a mortgage inspected at any time.

In the event of change of ownership the creditors may demand full or partial redemption of the loan. A new owner, who has registered final title, may apply to join as borrower instead of the previous owner. When deciding whether to allow takeover of the debt the creditors will consider the value of the property, the purchaser’s financial circumstances, the purchaser’s observance of any earlier financial obligations, including whether the purchaser has previously directly or indirectly caused loss to the creditors. The creditors may set more specific conditions for taking over the debt. If a property is transferred to a different use within 2 years from disbursement of the loan, so that the property is assigned to a different property category, the loan will become due for repayment, if:

-

as a result of differences in the loan limit and value, for instance on account of differences in the valuation rules, the loan could only have been granted with a lower return, if it had been measured using the rules applying to the new property category. However the loan must only be reduced in such a way that in relation to the current value established according to the valuation rules applying to the new property category it achieves the security level within the loan limit for this property category

The loan also falls due for full repayment if:

-	the loan could only have been granted with a shorter term or a faster rate of amortisation, or
-	the loan type could not be granted to the new property category.

In the event of a pre-issue loan the 2 year period is calculated from the time when the pre-issue loan became a final loan.

The time of transfer to another property category is calculated from the time of concluding the lease agreement or deal, but alternatively the commencement of tenancy and takeover date, if this time is later. If no lease agreement or deal is concluded, the transition time is calculated from the time the former use ceases.

If the property’s lawful use is based on a non-personal exemption with a residual term which is either unspecified or less than that of the offered loan, the loan falls due for repayment in the same way, insofar as the property moves to a different property category before total amortisation of the loan.

The debtor must advise the creditors of such change of use. If the loan applicant conceals information or gives false information in loan applications, forms etc, and this has had an effect on the valuation or issue of the loan offer, this will be considered as a default condition for the creditors. This may involve the loan offer being withdrawn immediately or – if the loan has already been paid out – the loan being immediately called in for partial or full redemption.

4.	Liability

The debtor is liable to the creditors both with the mortgaged property and personally for the loan. Upon signing the present mortgage deed the debtor accepts personal liability for previous loans to the creditors with mortgages on the property. The debtor is aware that such previous loans may be granted in series, for which a reserve fund has been set up, which is common to this series and the series with which the series is jointly and severally liable. Insofar as the series reserve fund is higher than required by law, funds can be withdrawn from it and transferred to the creditors. If the series reserve fund is less than required by legislation, the creditors may decide to demand an exceptional contribution to the series reserve fund to bring it up to an appropriate level. The debtor is obliged to pay such a contribution with 3 months’ notice. The contribution is also allocated to loans or parts of loans, which have been redeemed in the financial year in question, insofar as a reserve was made for this upon redemption.

5.	Redemption

Redemption of the loan may only be effected by delivery to the creditors of a share corresponding to the residual debt, of the bonds issued on account of the loan. This however does not apply in the period from 01.12 to 31.12 in the year falling immediately before an interest adjustment. During that period the part of the loan, which is not subject to interest adjustment can only be redeemed with bonds, if the amount which is subject to interest adjustment is redeemed in cash at the same time. Amounts which are subject to interest adjustment can only be redeemed in cash at par. This however requires the debtor to cancel this part of the loan vis-à-vis the creditors in writing before 01.12 in the year before the interest adjustment takes place. It may however exceptionally arise that a small part of the interest adjustment amount cannot be redeemed in cash. This may arise for example in connection with exceptional interest conditions.

Partial redemption can only take place proportionately with equal percentages in the individual bond years. With partial redemption of loans there will be a proportional reduction in payments. The redemption amount is calculated by the creditors.

The creditors may ask for the charges associated with redemption to be reimbursed by the debtor.

6.	Default interest and charges

If a settlement payment is not paid by the last specified payment date, default interest will accrue. The default interest rate for the period is 1.5% per month commenced, counting from the due date and is triggered immediately after the last due payment date and thereafter on the 11th of the month.

The creditors may establish rules concerning charges for reminders and failure to pay letters and for service payments etc. in connection with the loan and may at any time without notice change the amount thereof, and set new payments including charges.

The creditors reserve the right to make price changes, including changes in the default interest rate and the calculation method in accordance with the aforementioned “Loan types and commercial conditions”.

7.	Realkredit Danmark’s compensation liability

Realkredit Danmark is liable to pay compensation if because of errors or neglect we perform the obligations under the agreement too late or incorrectly.

Even in the areas in which more stringent liability applies, Realkredit Danmark does not accept liability for losses due to:

-

Breakdown in/lack of access to IT systems or damage to data in these systems which can be attributed to the circumstances stated below, irrespective of whether Realkredit Danmark itself or an external supplier is responsible for operation of the systems.

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Failure in Realkredit Danmark’s power supply or telecommunications, intervention under the law or government acts, natural disasters, war, rebellion, civil unrest, sabotage, terrorism or vandalism (including computer viruses and hacking).

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Strike, lock out, boycott or blockade, irrespective of whether the conflict is directed against or instigated by Realkredit Danmark itself or our organisation and irrespective of the cause of the conflict. This also applies if the conflict only affects parts of Realkredit Danmark.

-	Other circumstances outside the control of Realkredit Danmark.

Realkredit Danmark’s release from liability does not apply if:

-	Realkredit Danmark should have foreseen the circumstances causing the loss, when the agreement was concluded or should avoided or surmounted the cause of the loss.
-	Realkredit Danmark is in any case held liable under the law for the circumstances which caused the loss.

8.	Authority

The debtor authorises the creditors to obtain information about the property from the Danish Construction and Housing Register (BBR) as long as the creditors have a mortgage on the property.

9.	Signing conditions

The undersigned debtor hereby confirms upon signing the present mortgage deed that he has received the credit information in accordance with the Danish Credit Agreements Act, Para. 8.

In other respects the mortgage deed form B (page 09 and page 10) of the Ministry of Justice will apply.

______________________________________, the ___________20

If the mortgage deed is signed by the	Signature
debtor alone he hereby declares at the
same time that he is unmarried/does not	As other debtors:
live in a registered partnership, or that
the property is not covered by the Act
concerning the Legal Effects of
Marriage § 18.

/s/ Anders Hageskov

Signature	Signature
K2mediagroup A/S
If a person other than the debtor has
If the debtor is married/in a registered	final title to the mortgaged property, the
partnership, the co-signing	title holder hereby becomes a party to
spouse/registered partner declares	the pledge
consent to the pledging cf. the Act
concerning Legal Effects of Marriage § 18
Signature

In witness of the authentic signature(s), accuracy of the date and authority of the issuer(s):

CHAIRMAN BENT HELVANG

/s/ Bent Helvang
Signature	Signature

(Name, occupation and domicile	(Name, occupation and domicile
must be completed in block letters)	must be completed in block letters)

Name	Name
Occupation	Occupation
Domicile	Domicile

In witness of the authentic signature(s), accuracy of the date and authority of the issuer(s):

Signature	Signature

(Name, occupation and domicile	(Name, occupation and domicile
must be completed in block letters)	must be completed in block letters)

Name	Name
Occupation	Occupation
Domicile	Domicile